Exhibit 99.1

Bank of Hawaii Corporation First Quarter 2011 Financial Results

•                  Diluted Earnings Per Share $0.88

•                  Net Income $42.4 Million

•                  Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 18, 2011) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.88 for the first quarter of 2011, up from $0.84 in the previous quarter.  Net income for the first quarter of 2011 was $42.4 million, up $1.8 million or 4.4 percent compared to net income of $40.6 million in the fourth quarter of 2010.

Deposit growth remained strong during the first quarter, increasing to $9.9 billion at March 31, 2011.  Loan balances continued to stabilize with growth in commercial loan demand partially offsetting declines in the consumer loan portfolio.  In response to market conditions and consistent with the Company’s ongoing capital management strategy, $2.2 billion of investment securities held in the available-for-sale portfolio were reclassified to the held-to-maturity portfolio during the first quarter.  The allowance for loan and lease losses remained unchanged at $147.4 million and currently represents 2.77 percent of outstanding loans and leases.

“Bank of Hawaii Corporation began 2011 with solid financial performance,” said Peter S. Ho, Chairman, President and CEO.  “Our net interest margin improved and credit costs continue to come down as the Hawaii economy maintains its recovery.  Our hearts and prayers go out to the people of Japan as they recover from the disasters of March 11.  The Hawaii economy will certainly be impacted somewhat in the short term although it is too early to determine how protracted the effects will be.”

The return on average assets for the first quarter of 2011 was 1.32 percent, up from 1.24 percent in the previous quarter.  The return on average equity for the first quarter of 2011 was 16.86 percent compared to 15.08 percent for the fourth quarter of 2010.  The efficiency ratio for the first quarter of 2011 was 56.04 percent, an improvement from 60.05 percent in the previous quarter.

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Bank of Hawaii Corporation First Quarter 2011 Financial Results	Page 2

Financial Highlights

Net interest income, on a taxable equivalent basis, for the first quarter of 2011 was $100.1 million, up $3.5 million from net interest income of $96.6 million in the fourth quarter of 2010 and down $7.8 million from net interest income of $107.9 million in the first quarter of 2010.  Results for the first quarter of 2010 included net interest recoveries of $2.8 million.  Analyses of the changes in net interest income are included in Tables 7a and 7b.

The net interest margin was 3.24 percent for the first quarter of 2011, a 9 basis point increase from 3.15 percent in the fourth quarter of 2010 and a 48 basis point decrease from 3.72 percent in the first quarter of 2010.  Adjusted for the previously mentioned net interest recoveries, the net interest margin in the first quarter of 2010 was 3.62 percent.

Results for the first quarter of 2011 included a provision for credit losses of $4.7 million compared with $5.3 million in the fourth quarter of 2010 and $20.7 million in the first quarter of 2010.  The provision for credit losses equaled net charge-offs during the first quarter of 2011 and fourth quarter of 2010.  The provision for credit losses exceeded net charge-offs of $18.0 million by $2.7 million in the first quarter of 2010.

Noninterest income was $53.9 million for the first quarter of 2011, an increase of $2.4 million compared to noninterest income of $51.5 million in the fourth quarter of 2010, and a decrease of $17.9 million compared to noninterest income of $71.8 million in the first quarter of 2010.  Noninterest income in the first quarter of 2011 included net gains of $6.1 million on the sales of investment securities.  Noninterest income in the first quarter of 2010 included $20.0 million in net gains on the sales of investment securities.  Adjusted for the net gains on securities sales, the decrease in noninterest income was largely due to a reduction in overdraft fees, which were $1.7 million lower than the fourth quarter of 2010 and $3.5 million lower than the same quarter last year.

Noninterest expense was $86.1 million in the first quarter of 2011, down $2.6 million from noninterest expense of $88.7 million in the fourth quarter of 2010, and up $4.4 million from noninterest expense of $81.7 million in the same quarter last year.  Noninterest expense in the fourth quarter of 2010 included $1.9 million for employee incentives, $1.2 million for a refresh of personal computers, and a donation of $1.0 million to the Bank of Hawaii Foundation.  Partially offsetting these expenses were gains of $2.3 million on the sale of foreclosed real estate and the extinguishment of retiree life insurance obligations.  An analysis of salary and benefit expenses is included in Table 8.

The effective tax rate for the first quarter of 2011 was 32.60 percent compared to 24.51 percent in the previous quarter and 31.53 percent during the same quarter last year.  The lower effective tax rate for the fourth quarter of 2010 was primarily due to an adjustment to tax reserves determined during the quarter.  The lower effective tax rate for the first quarter of 2010 was primarily due to the expected utilization of capital losses resulting from the sale of a low-income housing investment.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Table 12.

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Bank of Hawaii Corporation First Quarter 2011 Financial Results	Page 3

Asset Quality

Overall credit quality continues to improve and reflects a recovering Hawaii economy, with most metrics showing positive movement through 2010 and the first quarter of 2011. Non-performing assets were $34.6 million at March 31, 2011, down from $37.8 million at December 31, 2010, and down from $41.6 million at March 31, 2010. The improvement was primarily due to the return to accrual of previously modified residential mortgages.  As a percentage of total loans and leases, including loans held for sale and foreclosed real estate, non-performing assets were 0.65 percent at March 31, 2011, down from 0.71 percent as of December 31, 2010, and down from 0.74 percent at March 31, 2010.

Accruing loans and leases past due 90 days or more were $5.6 million at March 31, 2011, down from $7.6 million at December 31, 2010, and down from $16.0 million at March 31, 2010.  Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $29.5 million at March 31, 2011 and primarily comprised of loans with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time.  More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 10.

Net charge-offs during the first quarter of 2011 were $4.7 million or 0.36 percent annualized of total average loans and leases outstanding.  Charge-offs of $7.4 million during the quarter were partially offset by recoveries of $2.7 million.  Net charge-offs in the fourth quarter of 2010 were $5.3 million, or 0.39 percent annualized of total average loans and leases outstanding, and were comprised of charge-offs of $15.7 million partially offset by recoveries of $10.4 million.  Net charge-offs during the first quarter of 2010 were $18.0 million, or 1.28 percent annualized of total average loans and leases outstanding, and were comprised of charge-offs of $20.8 million partially offset by recoveries of $2.8 million.  Details of charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 11.

The allowance for loan and lease losses was $147.4 million at March 31, 2011, unchanged from December 31, 2010, and up $1.0 million from $146.4 million at March 31, 2010.  The ratio of the allowance for loan and lease losses to total loans and leases was 2.77 percent at March 31, 2011.  The reserve for unfunded commitments at March 31, 2011 remains unchanged at $5.4 million.  The level of the allowance for loan and leases losses at March 31, 2011 includes management’s assessment of the recent global events in Japan and higher energy prices, and the direct and indirect impact on tourism, employment, discretionary spending, and oil prices in Hawaii.  However, with continued stability in the Hawaii economy and continued improvements in credit quality, including reductions in the higher risk loan segments, a lower level of the allowance for loan and lease losses may be required in future periods.

Other Financial Highlights

Total assets were $13.0 billion at March 31, 2011, down from total assets of $13.1 billion at December 31, 2010, and up from total assets of $12.4 billion at March 31, 2010.  Average total assets were $13.0 billion during the first quarter of 2011, essentially flat with the previous quarter, and up from average assets of $12.4 billion during the same quarter last year.

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Bank of Hawaii Corporation First Quarter 2011 Financial Results	Page 4

As previously mentioned, $2.2 billion in available-for-sale investment securities were reclassified to the held-to-maturity category during the first quarter of 2011.  As of March 31, 2011, the total carrying value of the investment securities portfolio was $6.5 billion, down from $6.7 billion at December 31, 2010, and up from $5.6 billion at March 31, 2010.

Total loans were $5.3 billion at March 31, 2011, down $8.9 million from December 31, 2010 as growth in commercial lending and residential mortgages were offset by continued declines in home equity, auto lending, and other consumer loans.  Average total loans were $5.3 billion during the first quarter of 2011, essentially flat with the previous quarter, and down from average loans of $5.7 billion during the first quarter last year.

Total deposits were $9.9 billion at March 31, 2011, up $23.4 million from December 31, 2010, and up $418.3 million from total deposits of $9.5 billion at March 31, 2010.  Average total deposits were $9.9 billion in the first quarter of 2011, higher than average deposits of $9.7 billion during the previous quarter, and up from $9.4 billion during the first quarter last year.  The increase compared with the previous quarter was largely due to strong growth in noninterest bearing demand deposits.

During the first quarter of 2011, the Company repurchased 442.5 thousand shares of common stock at a total cost of $20.8 million under its share repurchase program.  The average cost was $46.93 per share repurchased.  From April 1 through April 15, 2011, the Company repurchased an additional 92.5 thousand shares of common stock at an average cost of $47.63 per share repurchased.  From the beginning of the share repurchase program initiated during July 2001 through March 31, 2011, the Company has repurchased 46.5 million shares and returned nearly $1.7 billion to shareholders at an average cost of $35.66 per share.  Remaining buyback authority under the share repurchase program was $43.1 million at March 31, 2011.

Total shareholders’ equity was $996.2 million at March 31, 2011, compared to $1.01 billion at December 31, 2010 and $939.4 million at March 31, 2010.  The ratio of tangible common equity to risk-weighted assets was 19.04 percent at March 31, 2011, compared with 19.29 percent at December 31, 2010 and 16.75 percent at March 31, 2010.  The Tier 1 leverage ratio at March 31, 2011 was 7.16 percent, up from 7.15 percent at December 31, 2010 and 6.97 percent at March 31, 2010.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares.  The dividend will be payable on June 14, 2011 to shareholders of record at the close of business on May 31, 2011.

Hawaii Economy

Hawaii’s economy continued to improve during the first quarter of 2011 due to increasing visitor arrivals and spending.  For the first two months of 2011, visitor arrivals increased 11.9% and visitor spending rose 19.3% compared to the same period in 2010.  Hotel occupancy and revenue per available room have also continued to show signs of improvement.  Overall, state job growth has begun to stabilize and the statewide seasonally-adjusted unemployment rate remained at 6.3% at the end of March 2011.  The volume of sales and median sales price of single-family homes on Oahu were down slightly in March 2011 largely due to low inventory levels.  More information on Hawaii economic trends is presented in Table 14.

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Bank of Hawaii Corporation First Quarter 2011 Financial Results	Page 5

On March 11, 2011, a massive earthquake and resulting tsunami devastated portions of northeast Japan.  A smaller tsunami inflicted some damage in the State of Hawaii.  Visitor arrivals from Japan were approximately 17.4% of the total number of visitors to Hawaii in 2010.  At this time, the Company is not able to predict the effects of this disaster on the Hawaii visitor industry or the Hawaii economy.  However, it is likely that the number of Japanese visitors will decline due to this event, at least in the near term.

Conference Call Information

The Company will review its first quarter 2011 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The conference call will be accessible via teleconference and the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  Conference call participants in the United States should dial 800-798-2801.  International participants should dial 617-614-6205.  Use the pass code “Bank of Hawaii” to access the call.  A replay will be available for one week beginning Monday, April 18, 2010 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the pass code number 89606650 when prompted.  A replay will also be available via the Investor Relations link on the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1a
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2011	2010	2010
For the Period:
Operating Results
Net Interest Income	$99,697	$96,273	$107,653
Provision for Credit Losses	4,691	5,278	20,711
Total Noninterest Income	53,922	51,477	71,782
Total Noninterest Expense	86,082	88,722	81,706
Net Income	42,360	40,578	52,736
Basic Earnings Per Share	0.89	0.84	1.10
Diluted Earnings Per Share	0.88	0.84	1.09
Dividends Declared Per Share	0.45	0.45	0.45

Performance Ratios
Return on Average Assets	1.32%	1.24%	1.73%
Return on Average Shareholders’ Equity	16.86	15.08	22.54
Efficiency Ratio [1]	56.04	60.05	45.54
Operating Leverage [2]	14.42	(17.86)	1.99
Net Interest Margin [3]	3.24	3.15	3.72
Dividend Payout Ratio [4]	50.56	53.57	40.91
Average Shareholders’ Equity to Average Assets	7.86	8.23	7.67

Average Balances
Average Loans and Leases	$5,311,781	$5,317,815	$5,686,923
Average Assets	12,965,633	12,964,973	12,377,785
Average Deposits	9,873,727	9,677,452	9,390,615
Average Shareholders’ Equity	1,018,788	1,067,429	949,073

Market Price Per Share of Common Stock
Closing	$47.82	$47.21	$44.95
High	49.23	48.27	50.42
Low	44.32	42.94	41.60

	March 31,	December 31,	March 31,
	2011	2010	2010
As of Period End:
Balance Sheet Totals
Loans and Leases	$5,326,929	$5,335,792	$5,610,081
Total Assets	12,962,304	13,126,787	12,435,670
Total Deposits	9,912,391	9,888,995	9,494,084
Long-Term Debt	32,643	32,652	90,309
Total Shareholders’ Equity	996,225	1,011,133	939,372

Asset Quality
Allowance for Loan and Lease Losses	$147,358	$147,358	$146,358
Non-Performing Assets [5]	34,592	37,786	41,624

Financial Ratios
Allowance to Loans and Leases Outstanding	2.77%	2.76%	2.61%
Tier 1 Capital Ratio	18.41	18.28	15.93
Total Capital Ratio	19.68	19.55	17.20
Tier 1 Leverage Ratio	7.16	7.15	6.97
Total Shareholders’ Equity to Total Assets	7.69	7.70	7.55
Tangible Common Equity to Tangible Assets [6]	7.46	7.48	7.32
Tangible Common Equity to Risk-Weighted Assets [6]	19.04	19.29	16.75

Non-Financial Data
Full-Time Equivalent Employees	2,381	2,399	2,400
Branches and Offices	82	82	83
ATMs	506	502	483

[1]	Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2	Operating leverage is defined as the percentage change in income before the provision for credit losses and the provision for income taxes. Measures are presented on a linked quarter basis.
[3]	Net interest margin is defined as net interest income, on a taxable equivalent basis, as a percentage of average earning assets.
[4]	Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[5]	Excluded from non-performing assets was a contractually binding non-accrual loan held for sale of $7.5 million as of March 31, 2011.
6

Tangible common equity, a non-GAAP financial measure, is defined by the Company as shareholders’ equity minus goodwill and intangible assets. Intangible assets are included as a component of other assets in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures			Table 1b
	March 31,	December 31,	March 31,
(dollars in thousands)	2011	2010	2010
Total Shareholders’ Equity	$996,225	$1,011,133	$939,372
Less: Goodwill	31,517	31,517	31,517
Intangible Assets	131	154	214
Tangible Common Equity	$964,577	$979,462	$907,641

Total Assets	$12,962,304	$13,126,787	$12,435,670
Less: Goodwill	31,517	31,517	31,517
Intangible Assets	131	154	214
Tangible Assets	$12,930,656	$13,095,116	$12,403,939

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements	$5,065,817	$5,076,909	$5,417,394

Total Shareholders’ Equity to Total Assets	7.69%	7.70%	7.55%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.46%	7.48%	7.32%

Tier 1 Capital Ratio	18.41%	18.28%	15.93%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	19.04%	19.29%	16.75%

Bank of Hawaii Corporation and Subsidiaries
Net Significant Income (Expense) Items			Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2011	2010	2010
Cash Basis Interest Recoveries	$-	$-	$2,832
Investment Securities Gains, Net	6,084	-	20,021
Increase in Allowance for Loan and Lease Losses	-	-	(2,700)
Employee Incentive Awards	-	(1,949)	-
Cash Grants for the Purchase of Company Stock	-	(196)	-
Settlement Gain on the Extinguishment of Retiree Life Insurance Obligation	-	951	-
PC Refresh	-	(1,192)	-
Gain on Sale of Foreclosed Real Estate	-	1,343	-
Bank of Hawaii Foundation	-	(1,000)	-
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	6,084	(2,043)	20,153
Income Tax Impact	2,129	(715)	7,054
Net Significant Income (Expense) Items	$3,955	$(1,328)	$13,099

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except per share and share amounts)	2011	2010	2010
Interest Income
Interest and Fees on Loans and Leases	$66,593	$67,915	$77,271
Income on Investment Securities
Available-for-Sale	37,669	39,546	43,841
Held-to-Maturity	7,633	1,388	1,863
Deposits	(2)	7	13
Funds Sold	251	160	309
Other	279	279	277
Total Interest Income	112,423	109,295	123,574
Interest Expense
Deposits	5,232	5,918	8,307
Securities Sold Under Agreements to Repurchase	7,041	6,425	6,429
Funds Purchased	6	7	7
Long-Term Debt	447	672	1,178
Total Interest Expense	12,726	13,022	15,921
Net Interest Income	99,697	96,273	107,653
Provision for Credit Losses	4,691	5,278	20,711
Net Interest Income After Provision for Credit Losses	95,006	90,995	86,942
Noninterest Income
Trust and Asset Management	11,806	11,190	11,708
Mortgage Banking	3,122	4,549	3,464
Service Charges on Deposit Accounts	9,932	11,632	13,814
Fees, Exchange, and Other Service Charges	14,945	15,196	14,504
Investment Securities Gains (Losses), Net	6,084	(1)	20,021
Insurance	2,771	2,309	2,715
Other	5,262	6,602	5,556
Total Noninterest Income	53,922	51,477	71,782
Noninterest Expense
Salaries and Benefits	46,782	46,809	44,564
Net Occupancy	10,327	10,504	10,144
Net Equipment	4,698	5,902	4,558
Professional Fees	2,158	2,116	1,992
FDIC Insurance	3,244	3,198	3,100
Other	18,873	20,193	17,348
Total Noninterest Expense	86,082	88,722	81,706
Income Before Provision for Income Taxes	62,846	53,750	77,018
Provision for Income Taxes	20,486	13,172	24,282
Net Income	$42,360	$40,578	$52,736
Basic Earnings Per Share	$0.89	$0.84	$1.10
Diluted Earnings Per Share	$0.88	$0.84	$1.09
Dividends Declared Per Share	$0.45	$0.45	$0.45
Basic Weighted Average Shares	47,851,612	48,034,234	47,914,412
Diluted Weighted Average Shares	48,074,656	48,275,474	48,289,427

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 4
	March 31,	December 31,	March 31,
(dollars in thousands)	2011	2010	2010
Assets
Interest-Bearing Deposits	$5,394	$3,472	$4,910
Funds Sold	419,379	438,327	269,410
Investment Securities
Available-for-Sale	4,045,096	6,533,874	5,447,239
Held-to-Maturity (Fair Value of $2,437,803; $134,028; and $173,646)	2,426,710	127,249	167,099
Loans Held for Sale	16,160	17,564	11,143
Loans and Leases	5,326,929	5,335,792	5,610,081
Allowance for Loan and Lease Losses	(147,358)	(147,358)	(146,358)
Net Loans and Leases	5,179,571	5,188,434	5,463,723
Total Earning Assets	12,092,310	12,308,920	11,363,524
Cash and Noninterest-Bearing Deposits	223,068	165,748	355,398
Premises and Equipment	106,729	108,170	110,310
Customers’ Acceptances	779	437	677
Accrued Interest Receivable	41,309	41,151	42,180
Foreclosed Real Estate	2,793	1,928	3,192
Mortgage Servicing Rights	25,919	25,379	26,082
Goodwill	31,517	31,517	31,517
Other Assets	437,880	443,537	502,790
Total Assets	$12,962,304	$13,126,787	$12,435,670

Liabilities
Deposits
Noninterest-Bearing Demand	$2,568,942	$2,447,713	$2,194,280
Interest-Bearing Demand	1,811,705	1,871,718	1,669,586
Savings	4,515,921	4,526,893	4,515,597
Time	1,015,823	1,042,671	1,114,621
Total Deposits	9,912,391	9,888,995	9,494,084
Funds Purchased	9,478	9,478	8,888
Short-Term Borrowings	6,900	6,200	7,317
Securities Sold Under Agreements to Repurchase	1,745,083	1,901,084	1,529,047
Long-Term Debt	32,643	32,652	90,309
Banker’s Acceptances	779	437	677
Retirement Benefits Payable	30,707	30,885	36,895
Accrued Interest Payable	6,605	5,007	7,766
Taxes Payable and Deferred Taxes	124,774	121,517	224,112
Other Liabilities	96,719	119,399	97,203
Total Liabilities	11,966,079	12,115,654	11,496,298
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: March 31, 2011 - 57,120,240 / 47,760,878; December 31, 2010 - 57,115,287 / 48,097,672; and March 31, 2010 - 57,027,543 / 48,040,830)	570	570	570
Capital Surplus	502,029	500,888	494,653
Accumulated Other Comprehensive Income	7,936	26,965	18,063
Retained Earnings	951,817	932,629	874,305
Treasury Stock, at Cost (Shares: March 31, 2011 - 9,359,362;
December 31, 2010 - 9,017,615; and March 31, 2010 - 8,986,713)	(466,127)	(449,919)	(448,219)
Total Shareholders’ Equity	996,225	1,011,133	939,372
Total Liabilities and Shareholders’ Equity	$12,962,304	$13,126,787	$12,435,670

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity	Table 5

				Accum.
				Other
				Compre-			Compre-
		Common	Capital	hensive	Retained	Treasury	hensive
(dollars in thousands)	Total	Stock	Surplus	Income	Earnings	Stock	Income
Balance as of December 31, 2010	$1,011,133	$570	$500,888	$26,965	$932,629	$(449,919)
Comprehensive Income:
Net Income	42,360	-	-	-	42,360	-	$42,360
Other Comprehensive Income, Net of Tax:
Net Unrealized Losses on Investment Securities,
Net of Reclassification Adjustment	(19,500)	-	-	(19,500)	-	-	(19,500)
Amortization of Net Losses Related to Defined Benefit Plans	471	-	-	471	-	-	471
Total Comprehensive Income							$23,331
Share-Based Compensation	744	-	744	-	-	-
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits (130,609 shares)	4,530	-	397	-	(1,588)	5,721
Common Stock Repurchased (467,403 shares)	(21,929)	-	-	-	-	(21,929)
Cash Dividends Paid ($0.45 per share)	(21,584)	-	-	-	(21,584)	-
Balance as of March 31, 2011	$996,225	$570	$502,029	$7,936	$951,817	$(466,127)

Balance as of December 31, 2009	$895,973	$569	$494,318	$6,925	$843,521	$(449,360)
Comprehensive Income:
Net Income	52,736	-	-	-	52,736	-	$52,736
Other Comprehensive Income, Net of Tax:
Net Unrealized Gains on Investment Securities,
Net of Reclassification Adjustment	10,757	-	-	10,757	-	-	10,757
Amortization of Net Losses Related to Defined Benefit Plans	381	-	-	381	-	-	381
Total Comprehensive Income							$63,874
Share-Based Compensation	714	-	714	-	-	-
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits (52,481 shares)	1,785	1	(379)	-	(320)	2,483
Common Stock Repurchased (30,594 shares)	(1,342)	-	-	-	-	(1,342)
Cash Dividends Paid ($0.45 per share)	(21,632)	-	-	-	(21,632)	-
Balance as of March 31, 2010	$939,372	$570	$494,653	$18,063	$874,305	$(448,219)

Bank of Hawaii Corporation and Subsidiaries

Average Balances and Interest Rates - Taxable Equivalent Basis	Table 6

	Three Months Ended				Three Months Ended			Three Months Ended
	March 31, 2011				December 31, 2010			March 31, 2010
	Average	Income/	Yield/		Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate		Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.0	$-	(0.16	) %	$3.2	$-	0.81%	$5.8	$-	0.92%
Funds Sold	457.2	0.3	0.22		211.4	0.2	0.30	463.1	0.3	0.27
Investment Securities
Available-for-Sale	5,646.9	38.0	2.70		6,468.5	39.8	2.46	5,241.0	44.1	3.37
Held-to-Maturity	901.0	7.6	3.39		134.8	1.4	4.12	174.1	1.9	4.28
Loans Held for Sale	8.5	0.1	5.65		13.2	0.1	4.77	8.8	0.5	23.80
Loans and Leases [1]
Commercial and Industrial	775.8	7.9	4.11		752.7	7.8	4.13	788.5	10.2	5.25
Commercial Mortgage	851.2	10.3	4.93		838.0	10.5	5.00	838.0	10.5	5.09
Construction	80.6	1.0	5.05		86.1	1.1	5.09	108.0	1.3	4.99
Commercial Lease Financing	333.6	2.3	2.75		352.6	2.3	2.57	407.4	3.4	3.33
Residential Mortgage	2,100.6	28.6	5.44		2,078.1	28.4	5.46	2,160.6	30.9	5.73
Home Equity	796.0	9.6	4.91		821.3	10.3	4.95	909.4	11.3	5.02
Automobile	203.1	3.6	7.14		214.4	4.0	7.38	272.6	5.2	7.73
Other [2]	170.9	3.2	7.53		174.6	3.4	7.68	202.4	3.9	7.76
Total Loans and Leases	5,311.8	66.5	5.04		5,317.8	67.8	5.07	5,686.9	76.7	5.44
Other	79.9	0.3	1.40		79.9	0.3	1.39	79.8	0.3	1.39
Total Earning Assets [3]	12,409.3	112.8	3.65		12,228.8	109.6	3.57	11,659.5	123.8	4.27
Cash and Noninterest-Bearing Deposits	134.5				240.3			229.8
Other Assets	421.8				495.9			488.5
Total Assets	$12,965.6				$12,965.0			$12,377.8

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,805.0	0.2	0.04		$1,769.4	0.2	0.06	$1,662.0	0.3	0.07
Savings	4,536.9	2.2	0.20		4,486.7	2.6	0.23	4,434.2	4.4	0.40
Time	1,045.9	2.8	1.10		1,050.9	3.1	1.18	1,136.5	3.6	1.29
Total Interest-Bearing Deposits	7,387.8	5.2	0.29		7,307.0	5.9	0.32	7,232.7	8.3	0.47
Short-Term Borrowings	17.1	-	0.13		20.1	-	0.14	28.7	-	0.10
Securities Sold Under Agreements to Repurchase	1,761.2	7.1	1.60		1,774.8	6.4	1.42	1,531.7	6.4	1.68
Long-Term Debt	32.7	0.4	5.48		40.0	0.7	6.72	90.3	1.2	5.25
Total Interest-Bearing Liabilities	9,198.8	12.7	0.56		9,141.9	13.0	0.56	8,883.4	15.9	0.72
Net Interest Income		$100.1				$96.6			$107.9
Interest Rate Spread			3.09%				3.01%			3.55%
Net Interest Margin			3.24%				3.15%			3.72%
Noninterest-Bearing Demand Deposits	2,485.8				2,370.5			2,157.9
Other Liabilities	262.2				385.2			387.4
Shareholders’ Equity	1,018.8				1,067.4			949.1
Total Liabilities and Shareholders’ Equity	$12,965.6				$12,965.0			$12,377.8

1  Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

3  Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $383,000, $300,000, and $239,000 for the three months ended March 31, 2011, December 31, 2010, and March 31, 2010, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 7a

	Three Months Ended March 31, 2011
	Compared to December 31, 2010
(dollars in millions)	Volume [1]	Rate [1]	Time [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$-	$-	$0.1
Investment Securities
Available-for-Sale	(5.4)	3.6	-	(1.8)
Held-to-Maturity	6.5	(0.3)	-	6.2
Loans and Leases
Commercial and Industrial	0.3	-	(0.2)	0.1
Commercial Mortgage	0.1	(0.1)	(0.2)	(0.2)
Construction	(0.1)	-	-	(0.1)
Commercial Lease Financing	(0.1)	0.1	-	-
Residential Mortgage	0.3	(0.1)	-	0.2
Home Equity	(0.4)	(0.1)	(0.2)	(0.7)
Automobile	(0.2)	(0.1)	(0.1)	(0.4)
Other [2]	-	(0.1)	(0.1)	(0.2)
Total Loans and Leases	(0.1)	(0.4)	(0.8)	(1.3)
Total Change in Interest Income	1.1	2.9	(0.8)	3.2

Change in Interest Expense:
Interest-Bearing Deposits
Savings	(0.1)	(0.3)	-	(0.4)
Time	-	(0.2)	(0.1)	(0.3)
Total Interest-Bearing Deposits	(0.1)	(0.5)	(0.1)	(0.7)
Securities Sold Under Agreements to Repurchase	-	0.8	(0.1)	0.7
Long-Term Debt	(0.1)	(0.2)	-	(0.3)
Total Change in Interest Expense	(0.2)	0.1	(0.2)	(0.3)

Change in Net Interest Income	$1.3	$2.8	$(0.6)	$3.5

1  The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate, and time for that category.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis			Table 7b
	Three Months Ended March 31, 2011
	Compared to March 31, 2010
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$3.2	$(9.3)	$(6.1)
Held-to-Maturity	6.2	(0.5)	5.7
Loans Held for Sale	-	(0.4)	(0.4)
Loans and Leases
Commercial and Industrial	(0.2)	(2.1)	(2.3)
Commercial Mortgage	0.2	(0.4)	(0.2)
Construction	(0.3)	-	(0.3)
Commercial Lease Financing	(0.6)	(0.5)	(1.1)
Residential Mortgage	(0.8)	(1.5)	(2.3)
Home Equity	(1.4)	(0.3)	(1.7)
Automobile	(1.2)	(0.4)	(1.6)
Other [2]	(0.6)	(0.1)	(0.7)
Total Loans and Leases	(4.9)	(5.3)	(10.2)
Total Change in Interest Income	4.5	(15.5)	(11.0)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	-	(0.1)	(0.1)
Savings	0.1	(2.3)	(2.2)
Time	(0.3)	(0.5)	(0.8)
Total Interest-Bearing Deposits	(0.2)	(2.9)	(3.1)
Securities Sold Under Agreements to Repurchase	1.0	(0.3)	0.7
Long-Term Debt	(0.8)	-	(0.8)
Total Change in Interest Expense	-	(3.2)	(3.2)

Change in Net Interest Income	$4.5	$(12.3)	$(7.8)

1	The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume and rate for that category.
[2]	Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 8
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2011	2010	2010
Salaries	$29,075	$30,350	$29,143
Incentive Compensation	3,466	5,248	3,446
Share-Based Compensation and Cash Grants for the Purchase of Company Stock	675	1,220	556
Commission Expense	1,663	2,225	1,346
Retirement and Other Benefits	4,962	3,564	4,109
Payroll Taxes	4,039	2,033	3,433
Medical, Dental, and Life Insurance	2,223	1,018	2,480
Separation Expense	679	1,151	51
Total Salaries and Benefits	$46,782	$46,809	$44,564

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 9
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2011	2010	2010	2010	2010
Commercial
Commercial and Industrial	$771,923	$772,624	$736,385	$758,851	$782,298
Commercial Mortgage	883,360	863,385	817,752	816,165	834,086
Construction	80,360	80,325	88,671	88,823	104,349
Lease Financing	331,491	334,997	353,962	399,744	398,939
Total Commercial	2,067,134	2,051,331	1,996,770	2,063,583	2,119,672
Consumer
Residential Mortgage	2,108,376	2,094,189	2,073,340	2,087,380	2,138,094
Home Equity	787,179	807,479	836,990	861,196	892,109
Automobile	196,649	209,008	221,265	238,671	260,472
Other [1]	167,591	173,785	183,689	190,081	199,734
Total Consumer	3,259,795	3,284,461	3,315,284	3,377,328	3,490,409
Total Loans and Leases	$5,326,929	$5,335,792	$5,312,054	$5,440,911	$5,610,081

Higher Risk Loans Outstanding
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2011	2010	2010	2010	2010
Residential Home Building [2]	$14,744	$14,964	$18,444	$18,993	$29,475
Residential Land Loans [3]	21,595	23,745	28,149	30,262	33,514
Home Equity Loans [4]	23,783	23,179	23,957	25,055	24,595
Air Transportation [5]	37,440	37,879	38,611	39,165	39,743
Total Higher Risk Loans	$97,562	$99,767	$109,161	$113,475	$127,327

[1]	Comprised of other revolving credit, installment, and lease financing.
[2]

Residential home building loans were $32.9 million as of March 31, 2011. Higher risk loans within this segment are defined as those loans with a well-defined weakness or weaknesses that jeopardizes the orderly repayment of the loan.

[3]	We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.
[4]	Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.
[5]	We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2011	2010	2010	2010	2010	[6]
Consumer	$5,097,056	$5,082,802	$4,976,317	$4,925,579	$4,940,576
Commercial	4,326,495	4,292,108	4,053,306	4,036,679	4,126,287
Public and Other	488,840	514,085	572,839	362,401	427,221
Total Deposits	$9,912,391	$9,888,995	$9,602,462	$9,324,659	$9,494,084

6  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2011	2010	2010	2010	2010
Non-Performing Assets [1]
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$1,107	$1,642	$1,287	$741	$3,342
Commercial Mortgage	3,421	3,503	5,071	3,476	1,662
Construction	288	288	3,569	5,640	7,297
Lease Financing	9	19	117	63	73
Total Commercial	4,825	5,452	10,044	9,920	12,374
Consumer
Residential Mortgage	24,372	28,152	26,917	27,491	23,214
Home Equity	2,602	2,254	2,303	2,638	2,844
Total Consumer	26,974	30,406	29,220	30,129	26,058
Total Non-Accrual Loans and Leases	31,799	35,858	39,264	40,049	38,432
Foreclosed Real Estate	2,793	1,928	5,910	3,192	3,192
Total Non-Performing Assets	$34,592	$37,786	$45,174	$43,241	$41,624

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$-	$-	$62	$-	$2,192
Construction	-	-	-	-	2,170
Total Commercial	-	-	62	-	4,362
Consumer
Residential Mortgage	3,614	5,399	8,031	9,019	8,136
Home Equity	1,100	1,067	1,246	2,256	1,608
Automobile	260	410	348	464	571
Other [2]	578	707	857	1,161	1,345
Total Consumer	5,552	7,583	10,482	12,900	11,660
Total Accruing Loans and Leases Past Due 90 Days or More	$5,552	$7,583	$10,544	$12,900	$16,022

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	$29,513	$23,723	$23,021	$13,558	$15,686

Total Loans and Leases	$5,326,929	$5,335,792	$5,312,054	$5,440,911	$5,610,081

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.60%	0.67%	0.74%	0.74%	0.69%

Ratio of Non-Performing Assets to Total Loans and Leases, Loans Held for Sale, and Foreclosed Real Estate	0.65%	0.71%	0.85%	0.79%	0.74%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases, Commercial Loans Held for Sale, and Commercial Foreclosed Real Estate	0.31%	0.31%	0.75%	0.62%	0.72%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.86%	0.95%	0.91%	0.90%	0.76%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases, Loans Held for Sale, and Foreclosed Real Estate	0.75%	0.85%	1.04%	1.03%	1.02%

Quarter to Quarter Changes in Non-Performing Assets [1]
Balance at Beginning of Quarter	$37,786	$45,174	$43,241	$41,624	$48,331
Additions	5,799	8,175	10,606	10,761	9,533
Reductions
Payments	(2,164)	(5,019)	(3,432)	(4,414)	(5,689)
Return to Accrual Status	(6,408)	(1,250)	(964)	-	(3,505)
Transfer to Foreclosed Real Estate	(208)	(1,133)	(2,070)	-	-
Sales of Foreclosed Real Estate	-	(5,427)	(700)	-	-
Charge-offs/Write-downs	(213)	(2,734)	(1,507)	(4,730)	(7,046)
Total Reductions	(8,993)	(15,563)	(8,673)	(9,144)	(16,240)
Balance at End of Quarter	$34,592	$37,786	$45,174	$43,241	$41,624

[1]	Excluded from non-performing assets was a contractually binding non-accrual loan held for sale of $7.5 million as of March 31, 2011
[2]	Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses	Table 11

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2011	2010	2010
Balance at Beginning of Period	$152,777	$152,777	$149,077
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(1,657)	(6,528)	(3,906)
Commercial Mortgage	-	(745)	(303)
Construction	-	-	(857)
Lease Financing	-	(95)	(190)
Consumer
Residential Mortgage	(1,751)	(3,182)	(3,255)
Home Equity	(1,359)	(1,859)	(7,436)
Automobile	(1,029)	(1,116)	(2,027)
Other [1]	(1,564)	(2,137)	(2,822)
Total Loans and Leases Charged-Off	(7,360)	(15,662)	(20,796)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	572	424	858
Commercial Mortgage	-	44	24
Construction	-	7,321	-
Lease Financing	50	118	1
Consumer
Residential Mortgage	259	190	422
Home Equity	339	967	100
Automobile	649	727	753
Other [1]	800	593	627
Total Recoveries on Loans and Leases Previously Charged-Off	2,669	10,384	2,785
Net Loans and Leases Charged-Off	(4,691)	(5,278)	(18,011)
Provision for Credit Losses	4,691	5,278	20,711
Balance at End of Period [2]	$152,777	$152,777	$151,777

Components
Allowance for Loan and Lease Losses	$147,358	$147,358	$146,358
Reserve for Unfunded Commitments	5,419	5,419	5,419
Total Reserve for Credit Losses	$152,777	$152,777	$151,777

Average Loans and Leases Outstanding	$5,311,781	$5,317,815	$5,686,923

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.36%	0.39%	1.28%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	2.77%	2.76%	2.61%

1         Comprised of other revolving credit, installment, and lease financing.

2         Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 12

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2011
Net Interest Income	$44,424	$35,004	$3,863	$16,406	$99,697
Provision for Credit Losses	5,043	(188)	(140)	(24)	4,691
Net Interest Income After Provision for Credit Losses	39,381	35,192	4,003	16,430	95,006
Noninterest Income	20,120	9,058	15,051	9,693	53,922
Noninterest Expense	(43,899)	(24,422)	(15,403)	(2,358)	(86,082)
Income Before Provision for Income Taxes	15,602	19,828	3,651	23,765	62,846
Provision for Income Taxes	(5,773)	(6,832)	(1,351)	(6,530)	(20,486)
Net Income	9,829	12,996	2,300	17,235	42,360
Total Assets as of March 31, 2011	$3,046,673	$2,264,528	$234,847	$7,416,256	$12,962,304

Three Months Ended March 31, 2010 [1]
Net Interest Income	$49,305	$41,127	$4,323	$12,898	$107,653
Provision for Credit Losses	15,356	5,141	215	(1)	20,711
Net Interest Income After Provision for Credit Losses	33,949	35,986	4,108	12,899	86,942
Noninterest Income	23,466	10,019	15,027	23,270	71,782
Noninterest Expense	(42,333)	(23,862)	(14,045)	(1,466)	(81,706)
Income Before Provision for Income Taxes	15,082	22,143	5,090	34,703	77,018
Provision for Income Taxes	(5,580)	(7,999)	(1,884)	(8,819)	(24,282)
Net Income	9,502	14,144	3,206	25,884	52,736
Total Assets as of March 31, 2010 [1]	$3,227,358	$2,418,556	$298,103	$6,491,653	$12,435,670

1  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data	Table 13

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2011	2010	2010	2010	2010
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$66,593	$67,915	$70,198	$71,997	$77,271
Income on Investment Securities
Available-for-Sale	37,669	39,546	40,775	44,989	43,841
Held-to-Maturity	7,633	1,388	1,553	1,700	1,863
Deposits	(2)	7	5	3	13
Funds Sold	251	160	211	396	309
Other	279	279	278	277	277
Total Interest Income	112,423	109,295	113,020	119,362	123,574
Interest Expense
Deposits	5,232	5,918	7,041	7,930	8,307
Securities Sold Under Agreements to Repurchase	7,041	6,425	6,670	6,472	6,429
Funds Purchased	6	7	10	6	7
Long-Term Debt	447	672	673	1,026	1,178
Total Interest Expense	12,726	13,022	14,394	15,434	15,921
Net Interest Income	99,697	96,273	98,626	103,928	107,653
Provision for Credit Losses	4,691	5,278	13,359	15,939	20,711
Net Interest Income After Provision for Credit Losses	95,006	90,995	85,267	87,989	86,942
Noninterest Income
Trust and Asset Management	11,806	11,190	10,534	11,457	11,708
Mortgage Banking	3,122	4,549	6,811	3,752	3,464
Service Charges on Deposit Accounts	9,932	11,632	12,737	14,856	13,814
Fees, Exchange, and Other Service Charges	14,945	15,196	15,500	15,806	14,504
Investment Securities Gains (Losses), Net	6,084	(1)	7,877	14,951	20,021
Insurance	2,771	2,309	2,646	2,291	2,715
Other	5,262	6,602	7,020	5,761	5,556
Total Noninterest Income	53,922	51,477	63,125	68,874	71,782
Noninterest Expense
Salaries and Benefits	46,782	46,809	46,840	47,500	44,564
Net Occupancy	10,327	10,504	10,186	10,154	10,144
Net Equipment	4,698	5,902	4,545	4,366	4,558
Professional Fees	2,158	2,116	905	2,091	1,992
FDIC Insurance	3,244	3,198	3,159	3,107	3,100
Other	18,873	20,193	24,255	18,700	17,348
Total Noninterest Expense	86,082	88,722	89,890	85,918	81,706
Income Before Provision for Income Taxes	62,846	53,750	58,502	70,945	77,018
Provision for Income Taxes	20,486	13,172	14,438	24,381	24,282
Net Income	$42,360	$40,578	$44,064	$46,564	$52,736

Basic Earnings Per Share	$0.89	$0.84	$0.91	$0.97	$1.10
Diluted Earnings Per Share	$0.88	$0.84	$0.91	$0.96	$1.09

Balance Sheet Totals
Loans and Leases	$5,326,929	$5,335,792	$5,312,054	$5,440,911	$5,610,081
Total Assets	12,962,304	13,126,787	12,716,603	12,855,845	12,435,670
Total Deposits	9,912,391	9,888,995	9,602,462	9,324,659	9,494,084
Total Shareholders’ Equity	996,225	1,011,133	1,039,561	1,013,011	939,372

Performance Ratios
Return on Average Assets	1.32%	1.24%	1.37%	1.48%	1.73%
Return on Average Shareholders’ Equity	16.86	15.08	16.64	19.01	22.54
Efficiency Ratio [1]	56.04	60.05	55.57	49.72	45.54
Net Interest Margin [2]	3.24	3.15	3.27	3.51	3.72

1         The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

2         The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends	Table 14

	One Month Ended		Year Ended
($ in millions; jobs in thousands)	January 31, 2011		December 31, 2010		December 31, 2009
Hawaii Economic Trends
State General Fund Revenues [1]	$391.6	0.1%	$4,314.1	7.4%	$4,018.2	(12.8)%
General Excise and Use Tax Revenue [1]	$227.0	18.9	$2,379.9	3.6	$2,296.3	(10.6)
Jobs, seasonally adjusted [2]	594.5	0.8	589.9	0.9	584.7	(3.5)

	March 31,	December 31,	September 30,	December 31,
(annual percentage, except 2010 and 2011)	2011	2010	2010	2009	2008
Unemployment [3]
Statewide, seasonally adjusted	6.3%	6.3%	6.5%	6.9%	5.6%

Oahu	5.1	4.8	5.4	5.3	4.3
Island of Hawaii	9.5	8.7	9.5	9.4	7.3
Maui	7.8	7.4	8.0	8.7	6.8
Kauai	8.5	7.9	8.7	8.7	7.7

	March 31,	December 31,
(percentage change, except months of inventory)	2011	2010	2009
Housing Trends (Single Family Oahu) [4]
Median Home Price	(5.5)%	3.1%	(7.3)%
Home Sales Volume (units)	3.8%	13.4%	(1.8)%
Months of Inventory	5.4	6.0	6.8

	Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Seasonally Adjusted	from Previous Month
Tourism [2]

February 28, 2011	607.5	(0.9)%
January 31, 2011	613.2	2.4
December 31, 2010	598.3	(1.9)
November 30, 2010	609.8	1.6
October 31, 2010	600.3	1.1
September 30, 2010	593.9	(0.9)
August 31, 2010	599.5	1.0
July 31, 2010	593.4	2.4
June 30, 2010	579.4	(0.4)
May 31, 2010	581.8	1.8
April 30, 2010	571.6	2.1
March 31, 2010	559.4	2.4
February 28, 2010	545.9	(0.6)
January 31, 2010	549.3	1.2

1  Source:  Hawaii Department of Business, Economic Development & Tourism.

2  Source:  University of Hawaii Economic Research Organization.

3  Source:  University of Hawaii Economic Research Organization, State of Hawaii Department of Labor and Industrial Relations.

4  Source:  Honolulu Board of REALTORS.

   Note:  Certain prior period seasonally adjusted information has been revised.